Exhibit 99.I-1(a)(iii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

This document should be read in conjunction with the accompanying scheme document dated 21 December 2007 (the “Scheme Document”). If you are in any doubt about the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser who, if you are taking advice in the United Kingdom, is authorised under the Financial Services and Markets Act 2000 or from another appropriately authorised independent financial adviser if you are taking advice in a territory outside the United Kingdom.

All words and expressions which are defined on pages 8-12 (inclusive) of the Scheme Document (other than for the purposes of the Scheme) have the same meanings in this Cash Election Form. The terms and conditions of the Scheme, as set out in the Scheme Document, are deemed to be incorporated herein.

If you have sold or otherwise transferred all of your BBI Scheme Shares, please send this document together with the accompanying documents at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into any jurisdiction in which such act would constitute a violation of the relevant laws in such jurisdiction. If you have sold or transferred part of your holding of BBI Scheme Shares, please consult the stockbroker, bank or other agent through whom the sale or transfer was effected.

The distribution of this document in jurisdictions other than the United Kingdom may be restricted by law and therefore persons into whose possession this document comes should inform themselves about, and observe, any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Cash Election Form for the Cash Consideration
for use by BBI Scheme Shareholders in connection with the recommended proposal by

Inverness Medical Innovations, Inc.
for the acquisition of

BBI Holdings Plc
to be implemented by means of a

Scheme of Arrangement
under section 425 of the Companies Act 1985

IMPORTANT NOTICE

Before completing this Cash Election Form, please read carefully the sections in the Scheme Document headed “Notice to US Shareholders and information about resales into the United States” on page 2, “Backup Tax Withholding for Cash Payments into the United States or to United States Persons” on pages 2 and 3, “Action to be taken” on page 7 and “Summary terms of the Proposal” set out on page 13.

IF YOU WISH TO RECEIVE THE SHARE CONSIDERATION, YOU SHOULD NOT COMPLETE OR RETURN THIS CASH ELECTION FORM.

If you wish to take advantage of the Cash Consideration in respect of all or some of your BBI Scheme Shares, you should complete and return this Cash Election Form and comply with all the instructions set out below.

Elections will not be valid unless the Cash Election Form is correctly completed in all respects, executed and witnessed and is returned by post (in the accompanying reply paid envelope (if in the UK)) to BBI’s receiving agent, Computershare Investor Services plc, The Pavilions, Bridgewater Road, Bristol BS99 6AH prior to 10.30 am on 7 February 2008. Please ensure that you enclose your share certificate(s) and/or other document(s) of title (unless your BBI Scheme Shares are held in CREST in which case you will also need to submit a TTE message).

Whether or not you plan to attend the Meetings, please complete and sign the Cash Election Form only if you wish to receive the alternative Cash Consideration as opposed to the Share Consideration and return it as soon as possible but in any event so as to be received no later than 10.30 am on 7 February 2008. Any Cash Election Forms received after that time will be ignored and the relevant BBI Shareholders will receive New Inverness Shares as consideration for their BBI Scheme Shares.

If you are a non-United States person and you require Cash Consideration to be paid into a U.S. account or sent to a U.S. address or if you are a United States person electing to receive Cash Consideration, you must return an appropriate IRS Form W-8 or W-9 duly completed with this Cash Election Form.

No acknowledgement of receipt of documents will be given. Persons who make invalid elections may receive New Inverness Shares as if they had not elected for the Cash Consideration. Your election is irrevocable once it has been made.

INSTRUCTIONS

IF YOU WISH TO ELECT FOR THE CASH CONSIDERATION:

You may elect to receive cash in consideration of the cancellation of all or some of your BBI Scheme Shares instead of the Share Consideration. If you elect to receive Cash Consideration you will receive 185 pence for every BBI Scheme Share in respect of which you have so elected.

To elect to receive cash for all or some of your BBI Scheme Shares, please insert “X” in the appropriate Box in Section B of the Cash Election Form and where electing in respect of part only of your holding, specify how many of your BBI Scheme Shares you wish to receive cash for.

If you complete this Cash Election Form incorrectly, or in a contradictory manner, the whole or any part of such election may at the absolute discretion of Inverness be treated as invalid and of no effect. Persons who make invalid elections may receive Share Consideration as if they had not elected (or purported to elect) for the Cash Consideration.

If you hold BBI Scheme Shares in both certificated and uncertificated form, you should complete a separate Cash Election Form for each holding. Similarly, you should complete a separate Cash Election Form for BBI Scheme Shares held in uncertificated form but under a different member account ID and BBI Scheme Shares held in certificated form but under a different designation. Further Cash Election Forms can be obtained by telephoning the BBI Shareholder Helpline on 0870 889 3213 (8:30am to 5:30pm (GMT), Monday to Friday except UK public holidays) or by telephoning from outside the UK on +44(0) 870 889 3213.

If your BBI Scheme Shares are represented by share certificates and you make an election in respect of those shares, you must send your share certificate(s) and/or other documents of title with this Cash Election Form. If you cannot send share certificate(s) and/or other document(s) of title with this Cash Election Form in respect of your entire holding of BBI Scheme Shares for which you are electing to receive Cash Consideration, please contact Computershare Investor Services plc who will arrange for a letter of indemnity to be issued and this should then be returned to support your acceptance to be received no later than 10.30 am on 7 February 2008.

Member Account ID	Reference Number

		☐ Please tick this box if your details have changed or are incomplete and update below	For Receiving Agents Use Only
A			Holding

		Postcode	Cover

For information purposes only.
Number of BBI Scheme Shares
held by you as at the close of
		business on 20 December 2007.	Query

Please enter here a daytime telephone number (including STD Code) where you can be contacted in the event of any query arising from completion of this Cash Election Form.

B	TO ELECT FOR CASH CONSIDERATION

	If you wish to receive Cash Consideration in respect of all of your registered holding of BBI Scheme Shares, Insert “X” in the Box			☐

	If you wish to receive Cash Consideration in respect of some of your registered holding of BBI Scheme Shares, insert “X” in the Box			☐

Number of BBI Scheme Shares for which you wish to receive Cash

C	SIGNATURE(S) BY INDIVIDUAL SHAREHOLDERS IN THE CASE OF JOINT HOLDERS ALL MUST SIGN

If you sign this Cash Election Form you shall be deemed to have given the representations warranties and other assurances outlined in note 2 on page 3 of this Cash Election Form.

If you are an Individual/Joint Individual shareholder(s), your signature will need to be witnessed.

Execution by Individuals: Signed and delivered as a deed by:

	Signature(s) of Shareholder(s)		Name of Witness	Signature of Witness

1

2

3

4

NOTE: The witness must be a person who is over 18 years of age who is not another joint holder and the same witness may witness on behalf of all or any registered holders.

Execution by a Company: The common seal was affixed/executed as a deed on behalf of the Company named above in the presence of:

	Affix Company Seal Here	Signature	Name of Director/ Secretary

Signature

* Delete as appropriate

Notes regarding the completion and lodging of this form

Please check that the details set out in Section A are correct and up to date and, if necessary, update where indicated at the top of the Cash Election Form. In order to be effective, this Cash Election Form must, except as mentioned below, be signed as a deed personally by the registered holder (or, in the case of a joint holding, by ALL the joint holders) or under a power of attorney in the presence of a witness. In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Cash Election Form. No other signatures are acceptable. A UK company must execute this Cash Election Form under seal or by a director and another director or the company secretary signing the Cash Election Form and inserting the name of that company above his/her signature. Each such person signing the Cash Election Form should state the office which he/she holds. A non-UK company must sign in accordance with the laws of the territory where it is incorporated.

In order to avoid delay and inconvenience to yourself, the following points may assist you:

1.                         If you have sold or (otherwise transferred) all your BBI Scheme Shares

Please see the instructions given in the third paragraph on page 1 of this Cash Election Form.

2.                         If a holder is away from home (e.g. abroad or on holiday)

Send this Cash Election Form by the quickest means (e.g. courier, air mail) to the holder for execution or, if  he has executed a power of attorney, have this Cash Election Form signed by his attorney. In the latter case,  the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971)  must be lodged with this Cash Election Form. No other signatures are acceptable.

3.                         If the sole holder has died

If probate or letters of administration have been registered with BBI, this Cash Election Form must be signed  by the personal representative(s) of the deceased holder, each in the presence of a witness, and lodged with  Computershare Investor Services plc at the address on page 1 of this Cash Election Form. If probate or letters  of administration have not been registered with BBI the personal representative(s) or the prospective personal  representative(s) should sign this Cash Election Form in the presence of a witness and forward it with the share  certificate(s) and/or other document(s) of title. However, the grant of probate, letters of administration or  certificate of confirmation must be lodged with Computershare Investor Services plc at the address on page 1  before the Cash Consideration can be forwarded to the personal representative(s). To be received no later than  10.30 am on 7 February 2008.

4.                         If one of the holders in a joint account has died

This Cash Election Form must be signed by all surviving holders and lodged with Computershare Investor  Services plc at the address on page 1, accompanied by the death certificate, grant of probate, letters of  administration or certificates of confirmation in respect of the deceased holder.

5.                         If any share certificate has been lost

Complete this form and lodge it with Computershare Investor Services PLC at the address on page 1, together  with any certificate(s) and/or other document(s) of title available. At the same time, you should request  Computershare to send you a Letter of Indemnity for completion in accordance with the instructions given.  When completed, the Letter of Indemnity must be lodged with Computershare at the address on page 1 in  support of this form, to be received no later than 10.30 am on 7 February 2008. No acknowledgment of receipt  of documents will be give. Failure to provide certificates and/or other documents of title or Letters of Indemnity  prior to the Cash Consideration deadline may result in the election being invalid.

6.                         Change of address for the purposes of settlement

If you indicate at the top of the Cash Election Form that your details as set out in Section A have changed,  you will be deemed to have notified BBI of a change of address.

7.                         If your name or other particulars are shown incorrectly on the share certificate

If your full name differs from that appearing on your share certificate(s) and/or other documents of title, check  that the details as set out in Section A of this form are correct (and, if not, make the necessary amendments  where indicated) and lodge it accompanied by a letter from your bank, stockbroker or solicitor confirming that  the person described on the share certificate(s) and/or other document(s) of title and the person who signed  this form are one and the same. In respect of any incorrect address, please insert the correct address on this  form. In respect of a change of name, please lodge your marriage certificate or the deed poll with this form.  These documents will be returned as directed by you.

8.                         Cash Election Form signed under a power of attorney

The completed Cash Election Form, together with the share certificate(s) and/or other document(s) of title,  should be lodged with Computershare Investor Services plc at the address on page 1 accompanied by the  original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971).  The power of attorney will be noted by Computershare Investor Services plc and returned as directed by you.